DIAMONDROCK HOSPITALITY

**COMPANY CONTACT**

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

**FOR IMMEDIATE RELEASE**

# DIAMONDROCK CAPS OFF A TRANSFORMATIONAL YEAR WITH THE $175.5MM ACQUISITION OF TWO FLORIDA RESORTS

***CAPITAL RECYCLING STRATEGY FOCUSED ON STRONG DRIVE-TO LEISURE SEGMENT***

**BETHESDA, Maryland, January 10, 2022 –** DiamondRock Hospitality Company (the "Company" or "DiamondRock") (NYSE: DRH) today announced that it has acquired two luxury coastal Florida resorts – the 170-room Henderson Beach Resort in Destin, Florida, and the 103-unit (231 bedrooms) Tranquility Bay Beachfront Resort in Marathon, Florida. The total investment for the two separate transactions was $175.5 million. These investments conclude an active year of capital recycling for DiamondRock that strategically shifted the portfolio to almost two-thirds destination leisure hotels and resorts.

"The six transactions we successfully completed over the last year solidify DiamondRock's strategic initiative to curate a preeminent portfolio of leisure-oriented, lifestyle hotels and resorts," said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. "These investments cap off an active year where DiamondRock recycled $220 million from low-yield, encumbered, capital-intensive properties into $293 million of high-quality, unencumbered, independent hotels and resorts. We project our recycling initiative will immediately and meaningfully increase our investment yield and drive long-term cash flow growth."

The following table is a summary of the Company's capital recycling activities ($ amounts in millions):

**Acquisitions**

| Hotel | Location | Total Investment ($) | Yield on 2021 Forecast NOI |
|---|---|---|---|
| Bourbon Orleans Hotel (1) | New Orleans, LA | $90.0 | 6.3% |
| Henderson Park Inn | Destin, FL | $27.5 | 9.1% |
| Henderson Beach Resort | Destin, FL | $112.5 | 6.4% |
| Tranquility Bay Resort | Marathon, FL | $63.0 | 11.1% |
| **Total** | | **$293.0** | **7.6%** |

**Dispositions**

| Hotel | Location | Total Proceeds ($) | Yield on 2019 Actual NOI |
|---|---|---|---|
| The Lexington Hotel | New York, NY | $185.0 | 6.3% |
| Frenchman's Reef | St. Thomas, USVI | $35.0 | 0.0% |
| **Total** | | **$220.0** | **5.3%** |

(1) Yield is based on 2022 Proforma NOI, due to closure during 2021.

2 Henderson Beach Resort (Destin, FL) The Company purchased the 170-room Henderson Beach Resort in Destin, Florida for $112.5 million in an off-market transaction on December 23, 2021. The recently constructed luxury oceanfront resort offers 40,000 square feet of meeting space, a “lazy river” pool, separate family and adult pools, a world-class spa, as well as numerous restaurant and bar outlets, including Destin’s only rooftop bar. The acquisition also includes income from 46 luxury residences adjacent to the hotel currently participating in the hotel’s rental management program. The Henderson Beach Resort is adjacent to the oceanfront Henderson Park Inn, acquired by the Company earlier in 2021. Together, the two resorts command the highest ADRs in the market; Henderson Beach Resort at $430 and Henderson Park Inn at $520. Consolidated ownership and management of the adjacent resorts will create beneficial revenue and expense synergies. Each resort is unencumbered by brand and management enabling the Company to swiftly implement DiamondRock’s asset management best practices. The purchase price of the Henderson Beach Resort represents a 6.4% yield on 2021 forecasted hotel net operating income (“NOI”) and is expected to stabilize above an 8.0% yield. Tranquility Bay Beachfront Resort (Marathon, FL) The Company also purchased the 103-unit Tranquility Bay Beachfront Resort (or “Tranquility Bay”), a luxury beachfront resort with 1,000 linear feet of shoreline located on 12 acres in Marathon, Florida for $63 million on January 6, 2022. The resort has a total of 231 bedrooms in 87 two-bedroom and three-bedroom beach houses, as well as 16 tropical garden guest rooms. Guest accommodations at Tranquility Bay average over 950 square feet, which is a meaningful advantage over competitive resorts and results in one of the highest ADRs ($650 in 2021) in the Florida Keys. The purchase price represents an 11.5% yield on 2021 forecasted NOI. DiamondRock’s investment in Tranquility Bay is comprised of: (1) ownership of 16 tropical garden guestrooms, plus all resort amenities and infrastructure including the lobby, restaurants, back-of-house facilities, as well as the trademark and exclusive use of the name “Tranquility Bay,” (2) exclusive room revenue sharing agreements (“rental management agreements” or “RMAs”) for all of the 84 third- party owned beach houses, and (3) a majority of the intervals in three beach houses structured as vacation ownership.

3 All beach houses participate in the rental management program. The typical RMA has a 15-year term that automatically and perpetually renews for additional 15-year terms. No units have ever been rented outside of the rental program, and the RMAs provide DiamondRock with an exclusive right of first refusal to purchase upon sale. Third-party unit owners bear 100% of the maintenance and capital costs associated with their unit. Tranquility Bay has highly durable income. Over the five years from 2015-2019, Tranquility Bay generated an average annual NOI of approximately $4.5 million, representing a capitalization rate of 7.0% on the Company’s purchase price. Tranquility Bay is a rare opportunity to capture a premium yield from a luxury beachfront resort, unencumbered by brand and management, in the supply-constrained Florida Keys while minimizing exposure to on-going capital requirements. Bourbon Orleans Hotel (New Orleans, LA) In July 2021, DiamondRock purchased the fee simple interest in the 220-room Bourbon Orleans Hotel for $89.9 million, which represents a 7.0% capitalization rate on 2019 NOI. The boutique hotel is located at the heart of the French Quarter, an irreplaceable destination with a moratorium on new hotel development. The hotel is unencumbered by brand and management, allowing DiamondRock to implement its best practices to maximize the hotel’s potential. There are numerous potential ROI opportunities that range from new revenue strategies to re-concepting the main restaurant that opens onto Bourbon Street. The hotel was closed at the onset of the pandemic and reopened in mid-2021 shortly before the Company’s acquisition. The hotel has exceeded initial underwriting for the second half of 2021 and is expected to continue to ramp and generate more than 6.0% NOI yield in 2022 as it builds towards a stabilized 8.0% NOI yield. Henderson Park Inn (Destin, FL) In July 2021, DiamondRock purchased the fee simple interest in the 37-room Henderson Park Inn for $27.5 million. The oceanfront resort, which is unencumbered by brand and management, is already benefiting from the implementation of DiamondRock’s asset management best practices and is operating significantly ahead of initial underwriting. The resort is generating over a 9.0% yield on 2021 forecasted NOI and is expected to continue to grow in the future. About the Company DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company currently owns 33 premium quality hotels and resorts with over 9,400 rooms. The Company has strategically curated its portfolio to be comprised of unique lifestyle properties, as well as those enhanced by leading global brands. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company's website at www.drhc.com. This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking

4 statements are made. These risks include, but are not limited to: national and local economic and business conditions; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.